EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: Nicholas S. Schorsch

Date of Event Requiring Statement: January 30, 2026

Issuer Name and Ticker or Trading Symbol: American Strategic Investment Co. [NYC]

NICHOLAS S. SCHORSCH

By:	/s/ Matthew A. Lyons
Name: Matthew A. Lyons, as Attorney-in-Fact

BELLEVUE CAPITAL PARTNERS, LLC

By:	/s/ Matthew A. Lyons
Name: Matthew A. Lyons Title: Attorney-in-Fact

AR GLOBAL INVESTMENTS, LLC

By:	/s/ Matthew A. Lyons
Name: Matthew A. Lyons Title: Attorney-in-Fact

AMERICAN REALTY CAPITAL III, LLC

By:	AR GLOBAL INVESTMENTS, LLC, its sole member

By:	/s/ Matthew A. Lyons
Name: Matthew A. Lyons Title: Attorney-in-Fact

NEW YORK CITY SPECIAL LIMITED PARTNERSHIP, LLC

By:	AMERICAN REALTY CAPITAL III, LLC, its sole member

By:	AR GLOBAL INVESTMENTS, LLC, its sole member

By:	/s/ Matthew A. Lyons
Name: Matthew A. Lyons Title: Attorney-in-Fact

NEW YORK CITY ADVISORS, LLC

By:	NEW YORK CITY SPECIAL LIMITED PARTNERSHIP, LLC its sole member

By:	AMERICAN REALTY CAPITAL III, LLC, its sole member

By:	AR GLOBAL INVESTMENTS, LLC, its sole member

By:	/s/ Matthew A. Lyons
Name: Matthew A. Lyons
Title: Attorney-in-Fact